Exhibit 99.1

ENDURANCE INTERNATIONAL GROUP ANNOUNCES SUCCESSFUL

REPRICING OF $1,580 MILLION SENIOR SECURED TERM LOAN

BURLINGTON, MA (June 15, 2018) — Endurance International Group Holdings, Inc. (“Endurance” or the “Company”) (NASDAQ: EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today announced the pricing of its $1,580 million first-lien term loan due February 2023 (the “Repricing Term Loan”). The Company successfully priced the Repricing Term Loan at an interest rate of LIBOR + 3.75%.

The proceeds of the Repricing Term Loan will be used to repay the Company’s $1,580 million existing term loan. As part of the transaction, the Company also extended the maturity of a majority of its revolving credit facility to June 2023 (subject to a “springing” maturity date in November 2022 if the Repricing Term Loan has not been repaid or extended).

The closing of the Repricing Term Loan is subject to customary documentation and other customary conditions precedent.

Affiliates of Credit Suisse, Goldman Sachs and Morgan Stanley are acting as joint lead arrangers and bookrunners for the Repricing Term Loan, and affiliates of Jefferies Finance and SG America Securities are acting as joint bookrunners for the Repricing Term Loan.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the potential repricing transaction These forward-looking statements include, but are not limited to, views about our plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “will” and variations of such word or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations, strategies or prospects will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks and uncertainties discussed in Endurance’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of Endurance’s most recent Quarterly Report on Form 10-Q for the period ended March 31, 2018 filed with the SEC on May 4, 2018 and other reports we file with the SEC.

We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group Holdings, Inc. (NASDAQ:EIGI) (em)Powers millions of small businesses worldwide with products and technology to enhance their online web presence, email marketing, mobile business solutions, and more. The Endurance family of brands includes: Constant Contact, Bluehost, HostGator, Domain.com and SiteBuilder, among others. Headquartered in Burlington, Massachusetts, Endurance employs over 3,500 people across the United States, Brazil, India and the Netherlands. For more information, visit: www.endurance.com.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Constant Contact, the Constant Contact logo and other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Investor Contact:

Angela White

Endurance International Group

(781) 852-3450

ir@endurance.com

Press Contact:

Kristen Andrews

Endurance International Group

(781) 418-6716

press@endurance.com

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